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                                      FORM OF

                               GEMSTONE SYSTEMS, INC.

                          1998 EMPLOYEES STOCK OPTION PLAN














                Adopted by the Board of Directors on July __, 1998.

                     Adopted by Shareholders on July __, 1998.

                          Kenneth J. Irinaga, Secretary



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                                  TABLE OF CONTENTS

     1.   PURPOSE

     2.   DEFINITIONS
          2.1.  "1934 ACT"
          2.2.  "BOARD"
          2.3.  "CODE"
          2.4.  "COMMITTEE"
          2.5.  "COMMON STOCK"
          2.6.  "COMPANY"
          2.7.  "CONSULTANT"
          2.8.  "DIRECTOR"
          2.9.  "DISABILITY"
          2.10. "EMPLOYEE"
          2.11. "FAIR MARKET VALUE"
          2.12. "HOLDER"
          2.13. "INCENTIVE STOCK OPTION"
          2.14. "NONEMPLOYEE DIRECTOR"
          2.15. "NONQUALIFIED STOCK OPTION"
          2.16. "OPTION"
          2.17. "OPTION AGREEMENT"
          2.18. "PLAN"
          2.19. "RULE 16b-3"
          2.20. "SUBSIDIARY"

     3.   EFFECTIVE DATE AND DURATION OF THE PLAN

     4.   ADMINISTRATION
          4.1.  Composition of Committee
          4.2.  Authority of the Committee
          4.3.  Liability of Committee Members
          4.4.  Costs of Plan

     5.   ELIGIBILITY

     6.   SHARES SUBJECT TO THE PLAN
          6.1.  Aggregate Number of Shares
          6.2   Stock Offered


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     7.   OPTIONS

          7.1   Option Period
          7.2   Limitations on Exercise of Option
          7.3   Special Limitations on Incentive Stock Options
          7.4   Separate Stock Certificates
          7.5   Option Agreement
          7.6   Exercise Price and Payment
          7.7   Termination of Employment or Service
          7.8   Rights as a Shareholder
          7.9 Options in Substitution for Stock Options Granted by Other Corporations
          7.10  Early Exercise

     8.   CHANGES IN CAPITAL STRUCTURE

     9.   AMENDMENT AND TERMINATION OF THE PLAN

     10.  MISCELLANEOUS
          10.1  No Right to an Option
          10.2  No Employment Rights Conferred
          10.3  Other Laws; Withholding
          10.4  No Restriction on Corporate Action
          10.5  Restrictions on Transfer
          10.6  Stock Certificates
          10.7  Governing Law
          10.8  Headings


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     1.   PURPOSE

          The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to acquire stock of the Company. The Company, by means of the Plan, seeks to retain the services of persons who are currently Employees, Directors or Consultants to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options or any combination of the foregoing, as is best suited to the circumstances of the particular person as provided herein.

     2.   DEFINITIONS

          The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          2.1 "1934 ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          2.2   "BOARD" means the Board of Directors of the Company.

          2.3 "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any such section.

          2.4 "COMMITTEE" means not less than two members of the Board who are selected by the Board as provided in Section 4.1.

          2.5 "COMMON STOCK" means the shares of Common Stock of the Company, without par value.

          2.6   "COMPANY" means GemStone Systems, Inc.

          2.7 "CONSULTANT" means any person engaged by the Company or a Subsidiary to render services and who does not render such services as an Employee or Director.

          2.8 "DIRECTOR" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

          2.9 "DISABILITY" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months.


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          2.10  "EMPLOYEE" means any person (including a Director) in an employment relationship with the Company or a Subsidiary.

          2.11  "FAIR MARKET VALUE" means, as of any specified date:

                    (i) In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Committee in such manner as it deems appropriate;

                    (ii) If the Common Stock is listed or quoted on any established stock exchange, its fair market value shall be the closing sale price of the Common Stock (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) on the business day preceding the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

          2.12 "HOLDER" means an Employee, Consultant or Director who has been granted an Option and any assignee or transferee of such person as permitted under the Plan. For purposes of Section 7.7, if an Option has been transferred, as permitted under the Plan, "Holder" shall refer to the Employee, Consultant or Director who was granted the Option and shall not refer to that person's assignee or transferor.

          2.13 "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of Section 422 of the Code.

          2.14 "NONEMPLOYEE DIRECTOR" means a Nonemployee Director, as defined in Rule 16b-3(b)(3)(i). For example, Nonemployee Director means the person (i) is not currently an officer or Employee of the Company or Subsidiary; (ii) does not receive more than $60,000 in compensation for consulting services for which disclosure would be required under Item 404(a) of Regulation S-K; or (iii) is not engaged in a business relationship with the Company (such as lawyer or investment banker for which disclosure would be required under Item 404(b) of Regulation S-K).

          2.15 "NONQUALIFIED STOCK OPTION" means a stock option other than an Incentive Stock Option.

          2.15 "OPTION" means an grant of a Nonqualified Stock Option or Incentive Stock Option, as described in Section 7 of the Plan.

          2.17 "OPTION AGREEMENT" means a written agreement between the Company and a Holder with respect to an Option.

          2.18 "PLAN" means the 1998 Employees Stock Option Plan of GemStone Systems, Inc., as set forth herein and as it may be hereafter amended from time to time.


1998 Employees' Stock Option Plan - page 2

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          2.19  "RULE 16b-3" means Rule 16b-3 promulgated by the Securities and
Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function.

          2.20 "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code; namely, any corporation in which the Company directly or indirectly controls 50% or more of the total combined voting power of all classes of stock having voting power.

     3.   EFFECTIVE DATE AND DURATION OF THE PLAN

          The Plan shall be effective as of July 9, 1998, the date of its adoption by the Board, subject to its ratification and approval by the shareholders of the Company on or before July 8, 1999. Until the Plan has been approved by the shareholders, any Options granted under the Plan shall be conditioned upon such approval. No Options may be granted under the Plan after July 8, 2008. The Plan shall continue until all matters relating to the payment of Options and administration of the Plan have been settled.

     4.   ADMINISTRATION

          4.1 COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee which shall (i) be appointed by the Board and (ii) consist of two or more Nonemployee Directors. If a Committee is not appointed by the Board, the Plan shall be administered by the Board and all references in the Plan to a Committee shall mean and refer to the Board.

          4.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine:
(i) which Employees, Directors and Consultants shall receive Options; (ii) the time or times when Options shall be granted; (iii) the type or types of Options to be granted; and (iv) the number of shares of Common Stock which may be issued under each Option. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company and such other factors as the Committee, in its discretion, shall deem relevant. The Committee shall also have such additional powers as are delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed hereunder, to prescribe such rules and regulations relating to the Plan, as it may deem advisable to carry out the Plan, to determine the terms, restrictions and provisions of each Option, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in any agreement relating to an Option in the manner and to the extent it shall deem expedient to carry the Option into effect. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.


1998 Employees' Stock Option plan - 3

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          4.3   LIABILITY OF COMMITTEE MEMBERS.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

          4.4 COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

     5.   ELIGIBILITY

          Employees, Directors and Consultants are eligible to receive Options; ONLY EMPLOYEES are eligible to receive Incentive Stock Options. Any Option may be granted on more than one occasion to the same person and may include an Incentive Stock Option or a Nonqualified Stock Option or any combination thereof.

     6.   SHARES SUBJECT TO THE PLAN

          6.1 AGGREGATE NUMBER OF SHARES. Subject to Section 8, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed _______ shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Option. To the extent that an Option lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Option shall again be available for the grant of an Option under the Plan.

          6.2 STOCK OFFERED. The stock to be offered, pursuant to the grant of any Option, will be issued from the authorized, but unissued, Common Stock of the Company.

     7.   OPTIONS

          7.1 OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date of grant of such Incentive Stock Option.

          7.2 LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

          7.3 SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of Common Stock, with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options.
The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, the Options which will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the


1998 Employees' Stock Option Plan - page 4

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Company unless (i) at the time such Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Option; and (ii) such Option, by its terms, is not exercisable after the expiration of five years from the date of grant.

          7.4 SEPARATE STOCK CERTIFICATES. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

          7.5 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee, from time to time, shall approve including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. No grant of an Option shall be binding upon the Company in any way until the Option Agreement has been executed by the Holder. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value (as of the exercise date of the Option) equal to such exercise price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly executed written notice, directs (i) an immediate market sale or margin loan with respect to all or a part of the shares of Common Stock to which the Holder is entitled upon exercise of the Option; (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm; and (iii) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (a) vesting of Options; (b) tax matters (including provisions covering any applicable employee wage withholding requirements); (c) with respect to shares purchased upon exercise of Options, restrictions on transfer and repurchase options in favor of the Company upon any termination of employment with the Company; and (d) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall, in its sole discretion, determine. The terms and conditions of the Option Agreements need not be identical. Unless otherwise indicated in the Option Agreement, Options awarded under the Plan will become exercisable at the rate of 20% per year, beginning on the first anniversary of the date of grant and continuing on each subsequent anniversary until fully exercisable.

          7.6 EXERCISE PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee. If the Option is an Incentive Stock Option, the exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The exercise price shall be subject to adjustment as provided in Section 8. An Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of an Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

          7.7   TERMINATION OF EMPLOYMENT OR SERVICE.

                (a) In the event a Holder's employment by or service for the Company terminates for any reason other than because of Disability or death, such Holder's Option may be



1998 Employees' Stock Option Plan - page 5

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exercised at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

                (b) In the event a Holder's employment by or service for the Company terminates because of Disability, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

                (c) In the event of the death of a Holder of an Option while employed by or providing service to the Company, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option on the date of death. An Incentive Stock Option may be exercised only by the person or persons to whom such Holder's rights under the Option shall pass by the Holder's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                (d) The Committee, at the time of grant or at any time thereafter, may, as to any Option and in its absolute discretion, extend the three-month and one-year post-termination exercise periods for any length of time not later than the original expiration date of the Option and may increase the portion of the Option that is exercisable subject to such terms and conditions as the Committee may determine.

                (e) To the extent that the Option of any deceased Holder or of any Holder whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Common Stock pursuant to such Option shall cease and terminate.

          7.8 RIGHTS AS A SHAREHOLDER. The Holder of an Option under the Plan shall have no rights as a shareholder with respect to the Common Stock subject to such Option until the date of issue to the Holder of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

          7.9 OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under the Plan, from time to time, in substitution for stock options held by individuals employed by corporations who become Employees as a result of a merger, consolidation of the employing corporation with the Company, the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

          7.10 EARLY EXERCISE. Upon request received from any Holder of an Option under the Plan, the Committee may, in its absolute discretion, permit a Holder to purchase all or any part of the total shares purchasable under an outstanding Option without regard to any portion of the Option that is not then exercisable, subject to a repurchase option in favor of the Company. The repurchase option shall be at the exercise price with respect to any portion of the


1998 Employees' Stock Option Plan - page 6

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purchased shares which was by the terms of the Option not otherwise purchasable at the date the Committee allowed the purchase to occur and will expire as to a portion of the shares purchased as the Holder's employment with the Company continues beyond the vesting dates applicable to the Option pursuant to which the shares were purchased. The documentation for any such early exercise and related rights of repurchase shall be in such form as the Company, in its discretion, may designate in response to any request for early exercise.

     8.   CHANGES IN CAPITAL STRUCTURE

          8.1 If the outstanding Common Stock is hereafter increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for Options. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, the exercise price of such outstanding Options and all other matters deemed appropriate by the Committee. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares. Any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustment made by the Committee shall be conclusive. In the event of dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of providing for Options as provided above in this Section 8.1 or in lieu of having the Options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which Holders shall have the right to exercise Options in whole or in part to the extent then exercisable, or to such other extent as the Committee, in its absolute discretion, may determine without any limitation on exercisability and upon the expiration of such 30-day period all unexercised Options shall immediately terminate.

          8.2 The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities senior to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

          8.3 Except as expressly provided above, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options previously granted or the exercise price per share.


1998 Employees' Stock Option Plan - page 7

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     9.   AMENDMENT AND TERMINATION OF THE PLAN

          The Board, in its discretion, may terminate the Plan at any time with respect to any shares for which Options have not previously been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; PROVIDED, that no change in any Option previously granted may be made which would impair the rights of the Holder without the consent of the Holder; and PROVIDED FURTHER, each of the following actions shall also require the approval of the holders of a majority of the outstanding shares obtained within 12 months before or after the Board adopts a resolution authorizing such action (a) any increase in the total number of shares of Common Stock that may be issued under the Plan (except by adjustment pursuant to paragraph 8 which shall not require approval by the shareholders); and (b) any extension of the expiration date of the Plan.

     10.  MISCELLANEOUS

          10.1 NO RIGHT TO AN OPTION. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, a Consultant or a Director any right to be granted an Option or any of the rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

          10.2 NO EMPLOYMENT RIGHTS CONFERRED. Nothing in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company; or (ii) interfere in any way with the right of the Company to terminate the Employee's employment (or service as a Director or Consultant) at any time for any reason, with or without cause.

          10.3 OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered nor shall any cash be paid in lieu of fractional shares. The Company shall have the right to deduct, in connection with all Options, any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. With the consent of the Committee, the recipient of an Option may deliver shares of Common Stock to the Company to satisfy any withholding obligation.

          10.4 NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option granted under the Plan. No Employee, Consultant, Director, Holder, beneficiary or other person shall have any claim against the Company as a result of any such action.


1998 Employees' Stock Option Plan - page 8

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          10.5  RESTRICTIONS ON TRANSFER.

                (a) An Option shall not be transferable other than by will or the laws of descent and distribution; PROVIDED, HOWEVER, that with the consent of the Committee, which consent may be withheld as to any Option Holder in its sole discretion or conditioned on such requirements as the Committee shall deem appropriate, all or any portion of a Nonqualified Stock Option may be assigned or transferred to the optionee's immediate family (i.e., children, grandchildren, spouse, parents and siblings), to trusts for the benefit of the optionee's immediate family members and pursuant to qualified domestic relations orders. No consideration may be paid for the transfer of any Nonqualified Stock Option and, after any permitted transfer, the Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to it immediately prior to its transfer except that (i) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution; (ii) for purposes of Section 7.7, the term "Holder" shall refer to the original optionee; (iii) the events of termination of employment specified in Section 7.7 shall continue to be applied with respect to the original optionee, following which the Nonqualified Stock Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7.7; and (iv) the original optionee shall remain subject to withholding taxes upon exercise of the Nonqualified Stock Option by the transferee. Before permitting any transfer, the Committee may require the transferee to agree in writing to be bound by all other terms and conditions applicable to the Nonqualified Stock Option prior to its transfer.

                (b) Incentive Stock Options may be exercisable during the lifetime of the optionee only by the optionee or by the optionee's guardian or legal representative.

          10.6 STOCK CERTIFICATES. The certificates representing shares acquired under the Plan shall bear any legends required by the Committee.

          10.7 GOVERNING LAW. To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan shall be construed in accordance with the laws of the state of Oregon.

          10.8 HEADINGS. Headings contained in the Plan are for reference purposes and shall not affect the meaning or interpretation of the Plan.


1998 Employees' Stock Option Plan - page 9